Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Sep 30, 2002
Payment Date	Oct 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.823130%
Accrual end date, accrual beginning date and days in Interest Period	Oct 15, 2002	Sep 16, 2002	29
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	92,193,496	17,736,949	23,058,034	16,850,102	12,415,865	15,115,048
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.948130%	2.073130%	2.173130%	2.473130%	2.823130%
Interest/Yield Payable on the Principal Balance	144,682	29,621	40,365	33,570	28,236
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	144,682	29,621	40,365	33,570	28,236
Interest/Yield Paid	144,682	29,621	40,365	33,570	28,236

Summary

Beginning Security Balance	92,193,496	17,736,949	23,058,034	16,850,102	12,415,865	15,115,048
Beginning Adjusted Balance	92,193,496	17,736,949	23,058,034	16,850,102	12,415,865
Principal Paid	4,024,926	774,349	1,006,654	735,632	542,044	696,838
Ending Security Balance	88,168,570	16,962,600	22,051,381	16,114,470	11,873,820	14,455,162
Ending Adjusted Balance	88,168,570	16,962,600	22,051,381	16,114,470	11,873,820
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	88,205,522	16,962,600	22,051,381	16,114,470	11,873,820
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					1,713,392
Ending OC Amount as Holdback Amount						6,145,531
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.1983028	$0.6171058	$0.6468728	$0.7361735	$0.8403574
Principal Paid per $1000	$5.5166199	$16.1322715	$16.1322715	$16.1322715	$16.1322714